Exhibit 99.2

Audit and Risk Management Committee Charter

Responsibilities of the Audit and Risk Management Committee

1	The Audit and Risk Management Committee is entrusted by the Board to provide appropriate quality assurance regarding procedures and processes in relation to the following responsibilities:

1.1	external audit function:

1.1.1	review and oversee the planning process for external audits;

1.1.2	review the overall conduct of the external audit process including the independence of all parties to the process;

1.1.3	review the performance of the external auditors;

1.1.4	consider the reappointment and proposed fees of the external auditor;

1.1.5	here appropriate seek tenders for the audit and where a change of external auditor is recommended this will be reported to the Board for submission to security holders for shareholder approval;

1.2	reviewing the quality and accuracy of published financial reports (including ensuring that the Chief Executive Officer and Chief Financial Officer have made a declaration in relation to the maintenance and compliance of the financial statements);

1.3	reviewing the accounting function and ongoing application of appropriate accounting and business policies and procedures;

1.4	review the Company’s risk management framework including in relation to economic, environmental, and social sustainability risk at least annually; and

1.5	any other matters that the Board may refer to the Audit and Risk Management Committee from time to time.

Authority

2	The Company’s Audit and Risk Management Committee has the following authority:

2.1	to request management to attend meetings and to provide advice or information in the form required by the Audit and Risk Management Committee, and to request attendance by or information from a Company director with prior authority of the Chairperson;

2.2	through the Chairperson of the Audit and Risk Management Committee to contact external regulatory agencies directly in circumstances where the Audit and Risk Management Committee considers it is appropriate with all such contact documented clearly by the Audit and Risk Management Committee Chairperson; and

2.3	for the Audit and Risk Management Committee Chairperson on behalf of the Audit and Risk Management Committee to seek independent legal advice at the expense of the Company in circumstances where the Audit and Risk Management Committee Chairperson considers it is appropriate.

Composition of the Audit and Risk Management Committee

3	The Committee shall be compromised of three (3) or more directors as determined by the Board. Each member must be independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. Further, each member of the Committee shall meet the independence and experience requirements of the listing rules of any securities exchange or association in which the Company’s securities are traded and the rules and regulations of the Securities and Exchange Commission (the “SEC”), including Rule 10A-3, and the Listing Rules of the Australian Securities Exchange (the “ASX”. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) or other senior officer with financial oversight responsibilities.

4	Committee members shall be appointed by the Board after due consideration of recommendations of the Nominating and Corporate Governance Committee, and the Board may designate a Chair of the Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Board may, at any time and at its complete discretion, replace a Committee member.

5	The Secretary to the Board shall be the Secretary to the Audit and Risk Management Committee.

Conduct of Meetings

6	Committee members shall meet (either in person or telephonically) at least four times each fiscal year and more often if the Committee, at its discretion, deems this desirable. The Committee shall meet, at its discretion, with management, the Company’s principal accounting officer, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

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8	The quorum for an Audit and Risk Management Committee meeting shall be a minimum of two members.

9	Audit and Risk Management Committee meeting agendas will be sent to Audit and Risk Management Committee members in advance of meetings wherever practicable.

10	The Secretary shall maintain minutes of all meetings of the Audit and Risk Management Committee and these minutes shall be signed by the Chairperson of the Audit and Risk Management Committee and approved by the Audit and Risk Management Committee at the next Audit and Risk Management Committee meeting or sooner if required.

11	The minutes of each Audit and Risk Management Committee meeting will be tabled at the next Board meeting.

12	The Secretary shall assist the Audit and Risk Management Committee Chairperson in dealing with the meeting agenda, providing documentation to Audit and Risk Management Committee members and any communications with Audit and Risk Management Committee members.

Voting

13	Each member of the Audit and Risk Management Committee shall have one vote.

14	In the case of equality of voting, the Audit and Risk Management Committee Chairperson shall have a casting vote in addition to his deliberative vote.

Who Attends Audit and Risk Management Committee Meetings?

15	All Audit and Risk Management Committee members are expected to attend Audit and Risk Management Committee meetings.

16	Any members of the Board may attend Audit and Risk Management Committee meetings.

17	The Audit and Risk Management Committee Chairperson may request the Audit and Risk Management Committee to meet with only non-executive directors present and may require that only Audit and Risk Management Committee members be present at all or part of a meeting.

18	The Audit and Risk Management Committee Chairperson may invite representatives of the external auditor and the Company management to attend all or part of any Audit and Risk Management Committee meeting. The external auditor shall attend an Audit and Risk Management Committee meeting at least once in each annual reporting cycle.

Audit and Risk Management Committee Review and Reporting

19	The Audit and Risk Management Committee is required to undertake an annual performance review of its own activities and the Chairperson of the Audit and Risk Management Committee shall report to the Board on the Audit and Risk Management Committee’s performance annually. This review will assess the performance of the Audit and Risk Management Committee against the objectives contained in this document and other relevant criteria as approved by the Board.

20	The Audit and Risk Management Committee activities and functions shall be reviewed annually by the Board and its activities and functions may be revised in the interests of better meeting the needs of the security holders as owners of the Company as a whole.

21	The Audit and Risk Management Committee will report to security holders through the Annual Report. Information to be provided will include:

21.1	full description of the Audit and Risk Management Committee’s composition;

21.2	an outline of Audit and Risk Management Committee responsibilities; and

21.3	any other information required by law, the rules and regulations of the SEC or the ASX Listing Rules.

Independent Auditors

22	The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolutions of disagreements between management and the independent auditor regarding final reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee shall approve in advance the provision by the independent auditors of all services to the Company whether or not related to the audit. However, neither the Committee nor any person with authority delegated from the Committee may approve an auditor providing the services that are described in Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as “prohibited activities.”

23	The Committee shall obtain, review and discuss reports from the independent auditor regarding (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (3) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

24	The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act.

25	The Committee shall assure that hiring policies for employees or former employees of the independent auditor are consistent with Section 10A(l) of the Exchange Act.

26	The Committee shall discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by applicable accounting and auditing guidance, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

27	The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

28	The Committee shall determine the independence of the auditors and receive from the independent auditors a formal written statement delineating all relationships between the auditor and the company (consistent with PCAOB Independence Standards Board Standard 1 or any other applicable standards), and thereafter actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

Accounting Department and Legal Compliance

29	The Committee shall:

29.1	review the personnel activities and qualifications of the Company’s accounting personnel, as needed;

29.2	review the appointment and performance of the principal accounting officer, and review financial and accounting personnel succession planning with the Company;

29.3	review significant reports prepared by the Company’s principal accounting officer together with management’s response and follow-up to these reports;

29.4	on at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

29.5	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

29.6	the Committee shall review the CEO’s and CFO’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

29.7	conduct an appropriate review of and approve all related party transactions on an ongoing basis and the Committee shall review potential conflict of interest situations where appropriate.

29.8	conduct an annual risk review with respect to the matters within the role and the responsibilities of the Committee.

30	The Committee shall:

30.1	Report regularly to the Board on its activities;

30.2	Maintain minutes of its meetings and records relating to those meetings and the Committee’s activities;

30.3	Have authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, consulting or other advisors;

30.4	Form and delegate authority to subcommittees of one or more Committee members when desired and appropriate;

30.5	Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter; and

30.6	Periodically review the Committee’s own performance.

General

31	In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

31.1	One of more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

31.2	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

31.3	Other committees of the Board as to matters within their respective designated authority which the Committee member reasonably believes to merit confidence.

32	The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditor’s report, or to guarantee other disclosures by the Company. These are fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.